SCHEDULE II

   				   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTEGRITY MEDIA

    GAMCO INVESTORS, INC.
                       6/25/04            3,300             6.3407
                       5/25/04            1,000-            6.3400
          GABELLI ASSOCIATES LTD
                       6/28/04            2,500             6.3000
                       6/25/04            3,000             6.3407
                       6/24/04            3,771             6.3600
          GABELLI ASSOCIATES FUND
                       6/28/04            1,700             6.3000
                       6/25/04            1,800             6.3407
          GABELLI ADVISERS, INC.
                       6/01/04            8,600             6.4435

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.